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                                  EXHIBIT 4.2

                    ----------------------------------------


                    AMERICAN RESTAURANT GROUP HOLDINGS, INC.



                                       AND



                    UNITED STATES TRUST COMPANY OF NEW YORK,
                                   as Trustee




                            -------------------------




                               FIRST SUPPLEMENTAL
                                    INDENTURE


                           Dated as of March 13, 1996


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                  FIRST SUPPLEMENTAL INDENTURE, dated as of March 13, 1996,
between AMERICAN RESTAURANT GROUP HOLDINGS, INC., a Delaware corporation (the "Issuer"), and UNITED STATES TRUST COMPANY OF NEW YORK, as trustee (the "Trustee") under the Indenture dated as of December 1, 1993 (the "Indenture").


                                    RECITALS

                  WHEREAS, pursuant to the Indenture, the Issuer has issued $88,557,000 aggregate principal amount of its 14% Senior Discount Debentures due 2005 (the "Securities");

                  WHEREAS, the Issuer wishes to issue pursuant to the Indenture additional 14% Senior Discount Debentures due 2005 in an aggregate principal amount of $17,000,000, which Debentures shall, after giving effect to this First Supplemental Indenture, constitute "Securities" for all purposes of the Indenture;

                  WHEREAS, Section 9.02 of the Indenture provides, among other things, that the Issuer and the Trustee may, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding, amend the Indenture in certain respects;

                  WHEREAS, the Issuer, pursuant to the foregoing authority, proposes in and by this First Supplemental Indenture to amend the Indenture in certain respects as described herein; and

                  WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Issuer and the Trustee and a valid amendment of and supplement to the Indenture have been done;

                  NOW, THEREFORE, in consideration of the premises, the Issuer and the Trustee agree as follows:


                                   ARTICLE ONE

                           AMENDMENTS TO THE INDENTURE


                  SECTION 1.1 Amendment to Section 1.01--New Definitions.
Section 1.01 of the Indenture is hereby amended by adding the following new definitions in the appropriate alphabetical order:

                  "Additional Registered Exchange Offer" means the offer to exchange the Additional Series B Securities for the Additional Series A Securities in accordance with the Additional Registration Rights Agreement.
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                  "Additional Registration Rights Agreement" means that certain
         Registration Rights Agreement relating to, among other things, the Additional Series A Securities, dated as of March 13, 1996, as amended, modified or supplemented from time to time in accordance with the terms thereof.

                  "Additional Securities" means the collective reference to the Additional Series A Securities and the Additional Series B Securities, as amended or supplemented from time to time.

                  "Additional Series A Securities" means the 14% Senior Discount Debentures due 2005, Series A, in an aggregate principal amount of $17,000,000, issued by the Company pursuant to this Indenture in connection with, and on the effective date of, the First Supplemental Indenture, dated as of March 13, 1996, to this Indenture.

                  "Additional Series B Securities" means the 14% Senior Discount Debentures due 2005, Series B, to be issued in exchange for the Additional Series A Securities pursuant to the Additional Registered Exchange Offer and this Indenture.

                  SECTION 1.2 Amendment to Section 1.01--Accreted Value. The definition of "Accreted Value" contained in Section 1.01 of the Indenture is hereby amended by adding the following sentence to the end thereof:

         "For the purposes of determining the Accreted Value of the Additional Securities, the aggregate offering price thereof shall be $688.75 per $1,000 principal amount of Additional Securities and the date of issuance thereof shall be March 13, 1996."

                  SECTION 1.3 Amendment to Section 1.01--Securities. The definition of "Securities" contained in Section 1.01 of the Indenture is hereby amended by adding to the end thereof the words ", including, without limitation, the Additional Securities".

                  SECTION 1.4 Amendment to Section 1.01--Series A Securities. The definition of "Series A Securities" contained in Section 1.01 of the Indenture is hereby amended by adding to the end thereof the words ", together with the Additional Series A Securities".

                  SECTION 1.5 Amendment to Section 1.01--Series B Securities. The definition of "Series B Securities" contained in Section 1.01 of the Indenture is hereby amended by adding to the end thereof the words ", together with the Additional Series B Securities".

                  SECTION 1.6 Amendment to Section 2.02. Section 2.02 of the Indenture is hereby amended by deleting the last sentence of the fourth paragraph thereof and replacing it with the following sentences:

                  The Trustee or an Authenticating Agent shall authenticate Additional Series A Securities for original issue in the aggregate principal amount of $17,000,000 upon written
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order of the Company signed by an Officer of the Company. In addition, on or after the date of the Additional Registered Exchange Offer, the Trustee or an Authenticating Agent shall authenticate Additional Series B Securities to be issued at the completion of the Additional Registered Exchange Offer in the aggregate principal amount of $17,000,000 upon written order of the Company signed by an Officer of the Company. In each case, the order shall specify the amount of the Additional Securities to be authenticated and the date on which the original issue of the Additional Securities is to be authenticated. The aggregate principal amount of Securities issued and outstanding at any time may not exceed $105,557,000, except as provided in Section 2.07.

                  SECTION 1.7 Amendment to Section 2.16. Clause (x) of Section 2.16(a)(i) of the Indenture is hereby amended and restated in its entirety as follows:

         "(x) the requested transfer is after December 14, 1996 (or, in the case of the Additional Securities, March 13, 1999)"


                                   ARTICLE TWO

                                  MISCELLANEOUS

                  SECTION 2.1 Conditions Precedent. This First Supplemental Indenture shall be effective on the date on which the Trustee shall have received a written order of the Issuer signed by an Officer of the Issuer and requesting issuance of the Additional Series A Securities.

                  SECTION 2.2 Incorporation of Indenture. All the provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented and amended by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

                  SECTION 2.3 Headings. The headings of the Articles and Sections of this First Supplemental Indenture are inserted for convenience of reference and shall not be deemed to be a part thereof.

                  SECTION 2.4 Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 2.5 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this First Supplemental Indenture by any of the provisions of the Trust Indenture Act of 1939, such required provision shall control.

                  SECTION 2.6 Successors. All covenants and agreements in this First Supplemental Indenture by the Issuer and the Trustee shall bind their respective successors.
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                  SECTION 2.7 Separability Clause. In case any provision in this
First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 2.8 Benefits of First Supplemental Indenture. Nothing in this First Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

                  SECTION 2.9 Terms Defined. All terms defined elsewhere in the Indenture have the same meanings herein.
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                  IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed and attested, all as of the day and year first above written.


                                        AMERICAN RESTAURANT GROUP
                                        HOLDINGS, INC.


                                        By: /s/Anwar S. Soliman
                                            --------------------------------
                                            Name:  Anwar S. Soliman
                                            Title: Chairman & CEO


Attest:


By: /s/ William J. McCaffrey, Jr.
    --------------------------------
    Name:  William J. McCaffrey, Jr.
    Title: Vice President &
           Chief Financial Officer


                                        UNITED STATES TRUST COMPANY OF NEW
                                        YORK, as Trustee



                                        By: /s/ Sandee Parks
                                            --------------------------------
                                            Name:  Sandee Parks
                                            Title: Authorized Officer